                                                                   EXHIBIT 99.d5

              AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT

     THIS AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT ("Agreement") is
made as of the 28th day of April,  2006,  by and among  AMERICAN  CENTURY  WORLD
MUTUAL FUNDS, INC. (the "Corporation"), a Maryland corporation, AMERICAN CENTURY
GLOBAL  INVESTMENT  MANAGEMENT,  INC.  ("ACGIM"),  a Delaware  corporation,  and
AMERICAN CENTURY  INVESTMENT  MANAGEMENT,  INC. (the  "Subadvisor"),  a Delaware
corporation.

                                   WITNESSETH:

     WHEREAS,  the  Corporation  is an open-end  management  investment  company registered  with the  Securities  and Exchange  Commission  under the Investment
Company Act of 1940, as amended; and

     WHEREAS,  ACGIM and Subadvisor are both investment advisors registered with the Securities  and Exchange  Commission  under the  Investment  Advisers Act of
1940, as amended; and

     WHEREAS,  the  Corporation  has has added two new funds,  NT  International
Growth Fund and NT Emerging Markets Fund; and

     WHEREAS,  the  Corporation  has  engaged  ACGIM to serve as the  investment manager for each class of each series of shares issued by the Corporation; and

     WHEREAS,  the  Corporation  and ACGIM now desire to engage  Subadvisor as a subadvisor  for that portion of the assets of the Funds that will be invested in cash and cash equivalents (the "Cash Portion"), and Subadvisor desires to accept such engagement; and

     NOW,  THEREFORE,  in consideration of the premises and of the covenants and agreements  hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1.  INVESTMENT  DESCRIPTION  -  APPOINTMENT.  Corporation  hereby  appoints
Subadvisor to provide certain advisory  services to the Funds in accordance with the Funds'  Prospectus and Statement of Additional  Information as in effect and as  amended  from  time to time,  in such  manner  and to such  extent as may be approved by the Board of Directors of Corporation. Corporation agrees to provide
Subadvisor  copies of all  amendments to the Funds'  Prospectus and Statement of
Additional  Information  on an ongoing  basis.  Subadvisor  hereby  accepts  the appointment and agrees to furnish the services described herein.

     2. SERVICES AS INVESTMENT SUBADVISOR.

     (a)  Subject  to the  general  supervision  of the  Board of  Directors  of
Corporation, and of ACGIM, Subadvisor will (i) act in conformity with the Funds'
Prospectus and Statement of Additional  Information,  the Investment Company Act
of 1940, the Investment  Advisers Act of 1940, the Internal Revenue Code and all
other applicable  federal and state laws and  regulations,  as the same may from time to time be  amended;  (ii) make  investment  decisions  regarding  the Cash
Portion of the Funds in  accordance  with the Funds'  investment  objective  and policies  as  stated  in the  Funds'  Prospectus  and  Statement  of  Additional
Information  and with  such  written  guidelines  as ACGIM may from time to time provide to  Subadvisor;  (iii) place  purchase  and sale orders on behalf of the
Funds;  and (iv)  maintain  books and  records  with  respect to the  securities transactions of the Funds and furnish the Corporation's  Board of Directors such periodic, regular and special reports as the Board may request.

     (b) In providing those services,  Subadvisor will supervise the Funds' Cash
Portion  and  conduct a  continual  program of  investment,  evaluation  and, if appropriate,  sale and reinvestment of the Cash Portion of the Funds' assets. In addition, Subadvisor will furnish the Corporation or ACGIM whatever information, including statistical data, the Corporation or ACGIM may reasonably request with respect to the instruments that the Funds may hold or contemplate purchasing.

     (c)  Subadvisor  will at all times comply with the policies  adopted by the
Corporation's  Board of Directors of which it has received  written  notice.  If
Subadvisor believes that a change in any of such policies shall be advisable, it shall  recommend  such  change  to  ACGIM  and the  Board  of  Directors  of the
Corporation.  Any change to any such policies whether suggested by Subadvisor or not shall be  approved  by the  Corporation's  Board of  Directors  prior to the implementation of such change, and Subadvisor will be given reasonable notice of the anticipated change.

     3. BROKERAGE.

     (a) In  executing  transactions  for the Funds  and  selecting  brokers  or dealers,  Subadvisor  will  seek to  obtain  the best net  price  and  execution available and shall execute or direct the execution of all such  transactions as permitted  by law  and  in a  manner  that  is  consistent  with  its  fiduciary obligations to the Funds and its other clients.  In assessing the best net price and execution available for any Funds transaction,  Subadvisor will consider all factors it deems relevant  including,  but not limited to, breadth of the market in the  security,  the  price  of the  security,  the  financial  condition  and execution  capability  of the  broker or dealer  and the  reasonableness  of any commission for the specific  transaction and on a continuing  basis.  Consistent with this  obligation,  when the  execution and net price offered by two or more brokers or dealers are comparable,  Subadvisor  may, at its discretion,  execute transactions  with  brokers  and dealers  who  provide  the Funds  and/or  other accounts over which  Subadvisor  exercises  investment  discretion with research advice and other  services,  but in all  instances  best net price and execution shall  control.  Subadvisor is authorized to place  purchase and sale orders for the Funds with brokers  and/or dealers  subject to the  supervision of ACGIM and the Board of

Directors of the Corporation and in accordance with the limitations set forth in the registration statement for the Funds shares then in effect.

     (b) On occasions when  Subadvisor  deems the purchase or sale of a security to be in the best  interest  of the  Funds  as well as one or more of its  other clients, Subadvisor may to the extent permitted by applicable law, but shall not be obligated to,  aggregate the securities to be sold or purchased with those of its other clients.  In such event,  allocation of the securities so purchased or sold will be made by  Subadvisor  in a manner it considers  to be equitable  and consistent  with its fiduciary  obligations to the Corporation and to such other clients.  The  Corporation  recognizes  that, in some cases,  this procedure may limit the size of the position that may be acquired or sold for the Funds.

     4. INFORMATION PROVIDED TO CORPORATION.

     (a) Subadvisor will keep the Corporation and ACGIM informed of developments materially  affecting the Cash Portion of the Funds and will take  initiative to furnish the  Corporation  and ACGIM on at least  quarterly  basis with  whatever information  Subadvisor and ACGIM believe is appropriate for this purpose.  Such regular quarterly reports shall include information  reasonably requested by the
Corporation's Board of Directors from time to time.

     (b) Subadvisor  will provide the Corporation and ACGIM with such investment records, ledgers,  accounting and statistical data, and other information as the
Corporation and ACGIM require for the  preparation of  registration  statements, periodic  and other  reports and other  documents  required by federal and state laws and  regulations,  and  particularly  as may be required  for the  periodic review, renewal, amendment or termination of this Agreement, and such additional documents and information as the  Corporation  and ACGIM may reasonably  request for the management of their affairs.  Subadvisor  understands that the Funds and
ACGIM will rely on such  information  in the  preparation  of the  Corporation's registration statement,  the Funds' financial statements,  and any such reports, and hereby  covenants  that any such  information  derived  from the  investment records,  ledgers and accounting  records maintained by Subadvisor shall be true and complete in all material respects.

     (c)  At  the  request  of the  Board  of  Directors,  a  representative  of
Subadvisor   shall  attend  meetings  of  the  Board  of  Directors  to  make  a presentation  on the Funds'  performance  and such other matters as the Board of
Directors, Subadvisor and ACGIM believe is appropriate.

     (d) Subadvisor  shall furnish to regulatory  authorities any information or reports  in  connection  with  such  services  as  may  be  lawfully  requested.
Subadvisor   shall  also,  at  the   Corporation's   request,   certify  to  the
Corporation's independent auditors that sales or purchases aggregated with those of other clients of Subadvisor,  as described in Section 3 above, were allocated in a manner it considers to be equitable.

     (e) In compliance  with the  requirements  of the  Investment  Company Act,
Subadvisor  hereby  agrees that all records that it maintains  for the Funds are the  property  of  the  Corporation  and  further  agrees  to  surrender  to the
Corporation  promptly upon the  Corporation's  request any

of  such  records.  In  addition,   Subadvisor  agrees  to  cooperate  with  the
Corporation  and ACGIM when either of them is being  examined by any  regulatory authorities, and specifically agrees to promptly comply with any request by such authorities  to provide  information  or records.  Subadvisor  further agrees to preserve for the periods of time  prescribed  by the  Investment  Company Act of
1940  and  the  Investment  Advisers  Act of 1940  the  records  required  to be maintained thereunder.

     (f) Subadvisor will be responsible for voting all of the Funds'  investment securities.

     5. FUTURES AND OPTIONS. Subadvisor's investment authority shall include the authority to purchase,  sell,  cover open  positions,  and  generally to deal in financial  futures  contracts and options thereon.  Subadvisor will (a) open and maintain  brokerage  accounts for financial  futures and options (such  accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the  Funds,  and (b)  execute,  for and on  behalf  of the  Brokerage  Accounts, standard  customer  agreements  with a broker or brokers.  Subadvisor may, using such  of the  securities  and  other  property  in  the  Brokerage  Accounts  as
Subadvisor  deems  necessary or  desirable,  direct the  custodian to deposit on behalf of the Funds,  original  and  maintenance  brokerage  deposits  and other direct  payments of cash,  cash  equivalents,  and securities and other property
into  such  Brokerage   Accounts  and  to  such  brokers  as  Subadvisor   deems
appropriate.  The Funds represents and warrants that it is a "qualified eligible client"  within the  meaning of the CFTC  Regulations  Section 4.7 and, as such, consents to treat the Funds in accordance  with the exemption  contained in CFTC
Regulations Section 4.7(b).

     PURSUANT TO AN EXEMPTION  FROM THE  COMMODITY  FUTURES  TRADING  COMMISSION
("CFTC")  IN  CONNECTION  WITH  ACCOUNTS OF  QUALIFIED  ELIGIBLE  CLIENTS,  THIS
DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN,  FILED WITH THE CFTC. THE CFTC
DOES NOT PASS UPON THE MERITS OF  PARTICIPATING IN A TRADING PROGRAM OR UPON THE
ADEQUACY OR ACCURACY OF THE COMMODITY TRADING ADVISOR DISCLOSURE.  CONSEQUENTLY,
THE CFTC HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS DOCUMENT.

     6.  CONFIDENTIALITY.  The parties to this  Agreement  agree that each shall treat  as  confidential  all  information  provided  by a  party  to the  others regarding such party's business and operations, including without limitation the investment activities, holdings, or identities of shareholders of the Funds. All confidential  information  provided by a party hereto shall be used by any other parties  hereto solely for the purposes of rendering  services  pursuant to this
Agreement  and,  except as may be  required  in  carrying  out the terms of this
Agreement,  shall not be disclosed to any third party  without the prior consent of  such  providing  party.  The  foregoing  shall  not  be  applicable  to  any information that is publicly available when provided or which thereafter becomes publicly available other than in contravention of this paragraph.  The foregoing also shall not apply to any information which is required to be disclosed by any regulatory  authority in the lawful and appropriate exercise of its jurisdiction
over  a  party,  by  any  auditor  of  the  parties   hereto,   by  judicial  or
administrative  process or otherwise by applicable law or

regulation;   provided,   however,  that  the  disclosing  party  shall  provide
reasonable notice to the other parties hereto prior to any such disclosure.

     7. LIABILITY AND INDEMNIFICATION.

     (a) Subadvisor  shall be responsible for the exercise of reasonable care in
carrying  out  its  responsibilities  hereunder;   provided,  however,  that  no
provision of this  Agreement  be  construed  to protect any  trustee,  director, officer,  agent or employee of  Subadvisor  or an  affiliate  from  liability by reason of gross negligence, willful malfeasance, bad faith in the performance of such person's duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  Notwithstanding any other provision of this Agreement, no party shall be liable for any  actions or  omissions  taken or made  pursuant to this Agreement  unless such actions or omissions  result from gross  negligence, willful  malfeasance,  or bad faith in the performance of such party's duties or by reason of reckless disregard of obligations and duties hereunder.

     (b)  ACGIM  agrees  to  indemnify  and  hold  harmless  Subadvisor  and its officers, directors,  employees, agents, affiliates and each person, if any, who
controls   Subadvisor   within  the  meaning  of  the  Securities  Act  of  1933
(collectively,  the  "Indemnified  Parties" for  purposes of this Section  7(b))
against any losses, claims, expenses,  damages or liabilities (including amounts paid in settlement  thereof) or litigation  expenses  (including legal and other expenses) (collectively,  "Losses"), to which the Indemnified Parties may become
subject,   insofar  as  such  Losses  result  from  gross  negligence,   willful
malfeasance or bad faith in the  performance by the  Corporation or ACGIM of its respective duties hereunder or reckless disregard by the Corporation or ACGIM of its  respective  duties  hereunder.  ACGIM  will  reimburse  any  legal or other expenses  reasonably  incurred by the  Indemnified  Parties in  connection  with investigating  or  defending  any such  Losses.  ACGIM  shall not be liable  for
indemnification   hereunder  if  such  Losses  are  attributable  to  the  gross negligence,  willful  malfeasance  or bad faith of Subadvisor in performing  its obligations  under  this  Agreement.  ACGIM  shall  not be liable  for  special, consequential or incidental damages.

     (c)  Subadvisor  agrees  to  indemnify  and  hold  harmless  ACGIM  and the
Corporation,  and  their  respective  officers,  directors,  employees,  agents, affiliates and each person, if any, who controls ACGIM or the Corporation within the  meaning  of the  Securities  Act of 1933  (collectively,  the  "Indemnified
Parties"  for  purposes of this  Section  7(c))  against any Losses to which the
Indemnified Parties may become subject, insofar as such Losses result from gross negligence,  willful  malfeasance,  or bad faith in performance by Subadvisor or its affiliates of their duties hereunder or reckless  disregard by Subadvisor or its affiliates of their duties hereunder. Subadvisor will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating  or defending any such Losses.  Subadvisor shall not be liable for
indemnification   hereunder  if  such  Losses  are  attributable  to  the  gross negligence,  willful  malfeasance  or bad faith of ACGIM or the  Corporation  in performing  their  obligations  under this  Agreement.  Subadvisor  shall not be liable for special, consequential or incidental damages.

     (d) Promptly after receipt by an indemnified  party  hereunder of notice of the commencement of action,  such indemnified  party will, if a claim in respect thereof is to be made  against  the  indemnifying  party  hereunder,  notify the indemnifying  party of the commencement

thereof;  but the omission so to notify the indemnifying  party will not relieve it from any liability which it may have to any indemnified  party otherwise than under this  Section 7,  except to the extent the  indemnifying  party shall have been  prejudiced  thereby.  In case any  such  action  is  brought  against  any indemnified  party, and it notifies the  indemnifying  party of the commencement thereof,  the indemnifying party will be entitled to participate therein and, to the  extent  that it may wish to,  assume  the  defense  thereof,  with  counsel satisfactory to such  indemnified  party, and after notice from the indemnifying party to such  indemnified  party of its election to assume the defense thereof, the indemnifying  party will not be liable to such indemnified  party under this
Section  7 for  any  legal  or  other  expenses  subsequently  incurred  by such indemnified  party in connection  with the defense thereof other than reasonable costs of investigation.

     (e) If the indemnifying  party assumes the defense of any such action,  the indemnifying  party  shall  not,  without  the  prior  written  consent  of  the indemnified  parties in such action,  settle or compromise  the liability of the indemnified  parties in such action, or permit a default or consent to the entry of any judgment in respect  thereof,  unless in connection with such settlement, compromise or consent,  each  indemnified  party  receives from such claimant an unconditional release from all liability in respect of such claim.

     8. COMPENSATION.

     (a) In consideration of the services  rendered  pursuant to this Agreement,
ACGIM will pay Subadvisor a per annum management fee (the  "Applicable  Fee") as set forth on SCHEDULE A.

     (b) On the first business day of each month, ACGIM shall pay Subadvisor the
Applicable Fee for the previous  month.  The fee for the previous month shall be calculated by  multiplying  the Applicable Fee for the Funds by the Cash Portion
of the aggregate average daily closing value of the net assets of all classes of the Funds during the previous month,  and further  multiplying that product by a fraction,  the  numerator  of which shall be the number of days in the  previous month, and the denominator of which shall be 365 (366 in leap years).

     (c) In the  event  that the Board of  Directors  of the  Corporation  shall determine to issue any additional series of shares for which it is proposed that
Subadvisor serve as investment  manager,  and for which Subadvisor desires to so serve,  the  Corporation,  ACGIM and Subadvisor  shall enter into an Addendum to this Agreement setting forth the name of the series, the Applicable Fee, if any, and such other terms and  conditions as are applicable to the management of such series of shares.

     (d) Subadvisor shall have no right to obtain compensation directly from the
Funds or the  Corporation  for services  provided  hereunder  and agrees to look solely to ACGIM for  payment of fees due.  Upon  termination  of this  Agreement before  the end of a month,  or in the  event  the  Agreement  begins  after the beginning  of the month,  the fee for that month shall be prorated  according to the  proportion  that such period bears to the full monthly  period and shall be payable upon the date of termination of this Agreement.

     9. EXPENSES.  Subadvisor  will bear all of its expenses in connection  with the performance of its services under this  Agreement,  which expenses shall not include  brokerage  fees or  commissions  in  connection  with the  execution of securities transactions.

     10.  SERVICES TO OTHER COMPANIES OR ACCOUNTS.  The Corporation  understands that  Subadvisor  or  its  affiliates  now  acts  and  will  continue  to act as investment  advisor to other  clients and the  Corporation  has no  objection to
Subadvisor so acting. In addition, the Corporation  understands that the persons employed by  Subadvisor  to assist in the  performance  of  Subadvisor's  duties hereunder will not devote their full time to such service and nothing  contained herein  shall be deemed to limit or  restrict  the  right of  Subadvisor  or any affiliate  of  Subadvisor  to engage in and devote time and  attention  to other business or to render services of whatever kind or nature. Further, from time to time,  Subadvisor  may refer or introduce  certain  institutional  investors and existing  clients of  Subadvisor  and its  affiliates  to the  Corporation.  The
Corporation understands that nothing herein shall be deemed to limit or restrict the right of Subadvisor,  in the event  Subadvisor's  clients purchase shares of the Corporation,  to subsequently  suggest or induce such clients to redeem such shares and open a separate advisory account with Subadvisor.

     11. TERM OF AGREEMENT. This Agreement shall become effective as of the date first written above and shall  continue  until January 1, 2007 and thereafter so long as such  continuance is specifically  approved at least annually by (i) the
Board of Directors of the Corporation or (ii) a vote of a majority of the Fund's outstanding voting securities,  provided that in either event the continuance is also  approved by a majority of the Board of  Directors  who are not  interested persons  (as  defined  in the  Investment  Company  Act)  of any  party  to this
Agreement,  by a vote cast at a meeting called for the purpose of voting on such approval.  This  Agreement is  terminable  without  penalty on 60 days'  written notice by (i) the Board of Directors of the Corporation, (ii) by vote of holders of a majority of the Funds' shares,  (iii) by ACGIM, or (iv) by Subadvisor,  and will terminate  automatically upon any termination of the investment  management agreement  between the  Corporation  and ACGIM.  This  Agreement  will terminate automatically  in the event of its assignment.  Subadvisor  agrees to notify the
Corporation  of any  circumstances  that might  result in this  Agreement  being deemed to be assigned.

     12. REPRESENTATIONS OF ACGIM, SUBADVISOR AND CORPORATION.

     (a) ACGIM and Subadvisor each hereby represents that it is registered as an investment  advisor under the Investment  Advisers Act of 1940, that it will use its  reasonable  best efforts to maintain  such  registration,  and that it will promptly notify the other if it ceases to be so registered,  if its registration is suspended for any reason, or if it is notified by any regulatory organization
or  court  of  competent   jurisdiction  that  it  should  show  cause  why  its
registration  should not be suspended or terminated.  ACGIM and Subadvisor  each further  represents that it is registered under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

     (b)  The   Corporation  and  ACGIM  represent  and  warrant  that  (i)  the appointment  of Subadvisor has been duly  authorized;  and (ii) each of them has full power and  authority to

execute and deliver  this  Agreement  and to perform the  services  contemplated hereunder, and such execution, delivery and performance will not cause either to be in violation of its Articles of Incorporation, Bylaws, or any material laws.

     (c)  Subadvisor  represents and warrants that (i) its service as subadvisor hereunder  has been duly  authorized;  (ii) it has full power and  authority  to execute and deliver  this  Agreement  and to perform the  services  contemplated hereunder, and such execution,  delivery and performance will not cause it to be in violation of its organizational documents, its Bylaws or material laws; (iii)
it  will  at  all  times  in the  performance  of its  duties  hereunder  act in conformity  with the  provisions  of the  Investment  Company  Act of 1940,  the
Investment  Advisers  Act of 1940,  the  Internal  Revenue  Code  and all  other applicable  federal and state laws and  regulations,  as the same may be amended from  time to time;  and  (iv) it has all  controls  necessary  to  perform  its obligations under and comply with the  representations and warranties it made in this Agreement.

     13.  AMENDMENT OF THIS  AGREEMENT.  No provision of this  Agreement  may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought.

     14. LIMITATION OF LIABILITY.  This Agreement has been executed on behalf of the  Corporation by the  undersigned  officer of the  Corporation  solely in his capacity as an officer of the Corporation.

     15. ENTIRE  AGREEMENT.  This  Agreement  constitutes  the entire  agreement between the parties hereto on the subject matter described herein.

     16.  INDEPENDENT  CONTRACTOR.  In the performance of its duties  hereunder,
Subadvisor  is and shall be an  independent  contractor  and,  unless  otherwise expressly  provided  or  authorized,  shall  have  no  authority  to act  for or represent the  Corporation  or ACGIM in any way, or otherwise be deemed to be an agent of the Corporation or ACGIM.

     17. SEVERABILITY.  If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

     18. NOTICES. All notices and other communications  hereunder shall be given or  made in  writing  and  shall  be  delivered  personally,  or sent by  telex, telecopy,  express  delivery or registered or certified mail,  postage  prepaid, return receipt  requested,  to the party or parties to whom they are directed at each party's address of record. Any notice,  demand or other communication given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed by their  officers  designated  below on the day and year first written above.

"CORPORATION"                               "ACGIM"

AMERICAN CENTURY WORLD                      AMERICAN CENTURY GLOBAL
MUTUAL FUNDS, INC.                          INVESTMENT MANAGEMENT, INC.

By:  /s/ David H. Reinmiller                By:  /s/ Charles A. Etherington
     --------------------------------            -------------------------------
     Name:  David H. Reinmiller                  Name:  Charles A. Etherington
     Title:  Vice President                      Title:  Senior Vice President

                                            "SUBADVISOR"

                                            AMERICAN CENTURY
                                            INVESTMENT MANAGEMENT, INC.

                                            By: /s/ Charles A. Etherington
                                                --------------------------------
                                                Name:  Charles A. Etherington
                                                Title: Senior Vice President

                                   SCHEDULE A

MANAGEMENT OF CASH PORTION OF THE FUNDS
------------------------------------------------ -------------------------------

NAME OF SERIES                                               APPLICABLE FEE
------------------------------------------------ -------------------------------

Global Growth Fund                                                0.45%
------------------------------------------------ -------------------------------

International Opportunities Fund                                  0.45%
------------------------------------------------ -------------------------------

International Discovery Fund                                      0.45%
------------------------------------------------ -------------------------------

International Growth Fund                                         0.45%
------------------------------------------------ -------------------------------

Emerging Markets Fund                                             0.45%
------------------------------------------------ -------------------------------

Life Sciences Fund                                                0.45%
------------------------------------------------ -------------------------------

International Stock Fund                                          0.45%
------------------------------------------------ -------------------------------

International Value Fund                                          0.45%
------------------------------------------------ -------------------------------

NT Emerging Markets Fund                                          0.45%
------------------------------------------------ -------------------------------

NT International Growth Fund                                      0.45%
------------------------------------------------ -------------------------------

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